EXHIBIT 16.1

             [AMC AUDITING CERTIFIED PUBLIC ACCOUNTANTS LETTERHEAD]




May 6, 2019


Office of the Chief Accountant
U. S. Securities  and  Exchange  Commission
100 F Street, NE
Washington,  DC  20549



Dear Sir/Madam:


We have read the statements included under Item 4.01 in the Form 8-K dated May 2, 2019 of Strategic Acquisitions, Inc. (the "Company") to be filed with the Securities and Exchange Commission regarding the change in auditor. We agree with such statements insofar as they relate to our firm.


Very  truly  yours,

/s/ AMC Auditing

AMC Auditing
Las Vegas, Nevada